Explanation of Responses:
(1)  This Form 3 is filed on behalf of GoldenTree Asset Management LP (the “Advisor”), GoldenTree Asset Management LLC (the “General Partner”) and Steven A. Tananbaum (collectively, the “Reporting Persons”).  The Advisor is the investment manager or advisor to GoldenTree Distressed Master Fund 2014 LP (“GDMF”), GoldenTree Distressed Fund 2014 LP (“GDF”), GoldenTree E Distressed Debt Master Fund II LP (“GDDF”), GoldenTree E Distressed Debt Fund II LP (“GEDD”), GoldenTree Entrust Master Fund SPC (“GSPC”), GT NM, L.P. (“GTNM”), GoldenTree Master Fund II, LTD (“GFII”), GoldenTree Master Fund, LTD (“GMF” and together with GDMF, GDF, GDDF, GEDD, GSPC, GTNM and GFII, the “Funds”) and certain separate accounts managed by the Advisor (the “Managed Accounts”) and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts.  The General Partner is the general partner of the Advisor and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor has a pecuniary interest.  Steven A. Tananbaum is the managing member of the General Partner and may be deemed to have a pecuniary interest in the Common Stock reported herein in which the Advisor and the General Partner have a pecuniary interest, and also directly holds shares of Common Stock.  The Advisor, the General Partner and the Funds disclaim beneficial ownership of the shares held directly by Steven A. Tananbaum.  Each Fund disclaims beneficial ownership of the shares held directly by each other Fund, the Managed Accounts and Steven A. Tananbaum.  Shares held directly by persons other than GFII, GMF and Steven A. Tananbaum are reported on a separate Form 3 filed contemporaneously with this Form 3 due to the limitation on the number of holdings that may be included on any single Form 3.
(2) Common Stock held directly by GoldenTree Master Fund II, LTD.
(3) Common Stock held directly by GoldenTree Master Fund, LTD.
(4) Common Stock held directly by Steven A. Tannabaum.
(5) Warrants held directly by GoldenTree Entrust Master Fund SPC.
(6) Warrants held directly by GoldenTree Master Fund II, LTD.
(7) Warrants held directly by GoldenTree Master Fund, LTD.
(8) Warrants held directly by GT NM, L.P.
(9) Warrants held directly by a separate account managed by GoldenTree Asset Management LP.
(10) Warrants held directly by a separate account managed by GoldenTree Asset Management LP.
(11) Warrants held directly by a separate account managed by GoldenTree Asset Management LP.